Exhibit 99.1

NDA 22180/S-009

DEFICIENCIES PRECLUDE DISCUSSION

Amag Pharmaceuticals, Inc.

Attention: Steve Caffé, MD

Chief Development and Regulatory Affairs Officer

100 Hayden Ave

Lexington, MA 02152

Dear Dr. Caffé:

Please refer to your December 21, 2012 Supplemental New Drug Application (sNDA) submitted under section 505(b) of the Federal Food, Drug, and Cosmetic Act for Feraheme® (ferumoxytol) Injection, 510 mg.

We also refer to our March 5, 2013, letter in which we notified you of our target date of September 23, 2013 for communicating labeling changes and/or postmarketing requirements/commitments in accordance with the “PDUFA Reauthorization Performance Goals And Procedures – Fiscal Years 2008 Through 2012.”

As part of our ongoing review of your supplemental application, we have identified deficiencies that preclude discussion of labeling and postmarketing requirements/commitments at this time.

This notification does not reflect a final decision on the information under review.

If you have any questions, call Jessica Boehmer, Regulatory Project Manager, at (301) 796-5357.

Sincerely,

{See appended electronic signature page}

Kathy Robie Suh, M.D., Ph.D.
Clinical Team Leader
Division of Hematology Products
Office of Hematology and Oncology Products
Center for Drug Evaluation and Research

Reference ID: 3377552

This is a representation of an electronic record that was signed electronically and this page is the manifestation of the electronic signature.

/s/

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KATHY M ROBIE SUH

09/23/2013

Reference ID: 3377552